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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Newtek Capital, Inc. of our report dated July 29, 2000 relating to the financial statements of Down To Earth Distribution, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Daszkal Bolton Manela Devlin & Co.



Boca Raton, Florida
August 10, 2000